UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 11, 2014

Date of Report

(Date of Earliest Event Reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of principal executive offices)

(954) 938-4133

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

As of December 11, 2014, FONU2, Inc., a Nevada corporation (the “Company”), had a total of 958,626,733 shares of common stock outstanding.  This increase since the filing of the Company’s Current Report on Form 8-K dated December 8, 2014, was the result of issuances of the Company’s common stock upon conversion of convertible notes as follows:

•

An aggregate of 233,192,297 shares were issued upon conversion of Notes in the aggregate amount of  $34,160 at an average conversion price of $0.00015 per share. The convertible debt was  purchased by non-affiliated third parties who effected the foregoing conversions.

•

An aggregate of 34,800,000 shares were issued upon conversion of  Notes in the aggregate amount of $6,264 at an average conversion price of $0.00018 per share. The convertible debt was  purchased by non-affiliated third parties who effected the foregoing conversions.

•

An aggregate of 83,181,819 shares were issued upon conversion of Notes in the aggregate amount of $17,500 at an average conversion price of $0.00021 per share. The convertible debt was purchased by non-affiliated third parties who effected the foregoing conversions.

These shares were issued pursuant to the exemption from registration provided by Section 4(a)(1) of the Securities Act of 1933, as amended, and Rule 144 of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date:  December 12, 2014

/s/ Roger Miguel

                        Roger Miguel, President and CEO